MBS New Transaction

                            Preliminary Term Sheet
                            ----------------------

                                 $763,435,000
                                 (Approximate)

                                  CWALT, Inc.
                                   Depositor

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2005-AR1






                        [LOGO OMITTED] Countrywide (SM)
                                  HOME LOANS
                          Seller and Master Servicer

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------


These Computational Materials are furnished to you solely by Countrywide Securities Corporation ("Countrywide Securities") and not by the issuer of the securities or any of its affiliates (other than Countrywide Securities). The issuer of these securities has not prepared or taken part in the preparation of these materials.

The issuer has filed a registration statement (including a prospectus with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be stated therein. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Without limiting the foregoing, the collateral information, if any, set forth in these Computational Materials, including without limitation any collateral tables which may follow, is based only on a statistical pool of Mortgage Loans, (i) a majority of which are expected to be included (along with additional Mortgage Loans) in, and (ii) a portion of which are expected to be deleted from, the pool of Mortgage Loans delivered to the Trust on the Closing Date. Any statistical pool described herein may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although Countrywide Securities believes the information with respect to any statistical pool will be representative of the final pool of Mortgage Loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of any such statistical pool.

Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials on any matter discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting your Countrywide Securities account representative.

Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Preliminary Term Sheet                         Date Prepared: December 1, 2005

                          $763,435,000 (Approximate)
           CWALT Mortgage Pass-Through Certificates, Series 2005-AR1

-----------------------------------------------------------------------------------------------------------------------------------
                Principal      WAL (Yrs)      Payment Window      Expected Ratings     Last Scheduled          Certificate
Class(1)(2)   Balance($)(3)   Call/Mat(4)   (Mos) Call/Mat (4)     (S&P/Moody's)        Distribution               Type
-----------   -------------   -----------   ------------------   -----------------   -----------------             ----
1-A             150,792,000     2.35 / 2.58    1 - 77 / 1 - 184          AAA/Aaa             Oct-35         Floating Rate Senior
2-A-1           331,818,000     1.00 / 1.00     1 - 27 / 1 - 27          AAA/Aaa             Apr-30       Floating Rate Sequential
2-A-2           100,197,000     3.00 / 3.00    27 - 49 / 27 - 49         AAA/Aaa             Mar-33       Floating Rate Sequential
2-A-3           116,275,000     5.64 / 6.71   49 - 77 / 49 - 184         AAA/Aaa             Oct-35       Floating Rate Sequential
M-1             21,834,000      4.44 / 4.85   39 - 77 / 39 - 129         AA+/Aa1             Aug-35       Floating Rate Mezzanine
M-2             11,108,000      4.41 / 4.77   38 - 77 / 38 - 116         AA/Aa2              Jul-35       Floating Rate Mezzanine
M-3              6,512,000      4.40 / 4.71   38 - 77 / 38 - 107         AA/Aa3              Jun-35       Floating Rate Mezzanine
M-4              6,512,000      4.39 / 4.63   37 - 77 / 37 - 101         AA-/A1              Apr-35       Floating Rate Mezzanine
M-5              6,512,000      4.37 / 4.50    37 - 77 / 37 - 92          A+/A2              Mar-35       Floating Rate Mezzanine
M-6              4,979,000      4.30 / 4.30    37 - 77 / 37 - 80          A/A3               Nov-34       Floating Rate Mezzanine
M-7              6,896,000      3.63 / 3.63    37 - 66 / 37 - 66        BBB+/Baa2            May-34       Floating Rate Mezzanine
A-R                                                                    Not Offered
C                                                                      Not Offered
P                                                                      Not Offered
   Total:     $763,435,000
-----------------------------------------------------------------------------------------------------------------------------------


(1)   The Class 1-A Certificates are backed primarily by the cashflows from the Group I Mortgage Loans. The Class 2-A-1,
      Class 2-A-2 and Class 2-A-3 Certificates (collectively the "Class 2-A Certificates") are backed primarily by the cashflows from the Group II Mortgage Loans. The Class 1-A and Class 2-A Certificates are collectively referred to as the "Senior
      Certificates". Under certain conditions referred to under "Certificates Priority of Distributions", cashflows from one loan group may be used to make certain payments to the Senior Certificates related to the other loan group. The Class M-1,
      Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (the "Subordinate Certificates") are
      backed by the cashflows from all of the Mortgage Loans.
(2)   The margins on the Class 1-A Certificates and the Class 2-A Certificates double and the margins on the Subordinate
      Certificates are equal to 1.5x their respective original margins, in each case, after the first possible Clean-up Call date.
(3)   The principal balance of each Class of Certificates is subject to a 10% variance.
(4)   See "Pricing Prepayment Speed" herein.

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Trust:                         Alternative Loan Trust, Series 2005-AR1.

Depositor:                     CWALT, Inc.

Seller:                        Countrywide Home Loans, Inc ("Countrywide").

Master Servicer:               Countrywide Home Loans Servicing LP.

Underwriter:                   Countrywide Securities Corporation.

Trustee/Custodian:             The Bank of New York, a New York banking corporation.

Offered Certificates:          The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Offered Certificates" and are expected to be offered as described in the final prospectus supplement.

Non-Offered Certificates:      The "Non-Offered Certificates" consist of the Class C, Class P and Class A-R
                               Certificates.

                               The Offered Certificates and Non-Offered Certificates are collectively referred to herein as the
                               "Certificates."

Federal Tax Status:            It is anticipated that the Offered  Certificates  will represent  ownership of REMIC regular interests for tax purposes.

Registration:                  The  Offered  Certificates  will  be  available  in  book-entry  form  through  DTC,
                               Clearstream, Luxembourg and the Euroclear System.

Sample Pool
Calculation Date:              December 1, 2005.

Cut-off Date:                  As to any Mortgage Loan, the later of December 1, 2005 each initial Mortgage Loan, the later of
                               December 1, 2005, or the origination date of such Mortgage Loan.

Expected Pricing Date:         December [6], 2005.

Expected Closing Date:         December [29], 2005.

Expected Settlement Date:      December [29], 2005.

Distribution Date:             The  25th  day of each  month  (or,  if not a  business  day,  the  next  succeeding business day), commencing in January 2006.

Accrued Interest:              The price to be paid by  investors  for the  Offered  Certificates  will not include accrued interest (i.e., settling flat).

Interest Accrual Period:       The "Interest Accrual Period" for each Distribution Date with respect to the Offered Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first
                               Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date
                               (calculated on an actual/360 day basis).

ERISA Eligibility:             The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the
                               Internal Revenue Code of 1986, as amended, that qualify under an investor based prohibited transaction class exemption, as described in the prospectus.

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

SMMEA Eligibility:             The Senior Certificates and Class M-1, Class M-2, Class M-3 and Class M-4 Certificates are
                               expected to constitute "mortgage related securities" for the purposes of SMMEA.

Optional Termination:          The terms of the transaction allow for a clean-up call by the Master Servicer (the
                               "Clean-up Call") which may be exercised once the aggregate principal balance of the Mortgage
                               Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:      The Offered Certificates will be priced based on the following collateral prepayment assumptions:

                               --------------------------------------------------------------------------------------------------
                               100% PPC is 30% CPR.
                               --------------------------------------------------------------------------------------------------

Mortgage Loans:                The  collateral  tables  included  in these  Computational  Materials  as Appendix A represent a sample pool of Mortgage Loans as of the Sample Pool Calculation Date (the "Sample Pool"). It is
                               expected that (a) additional mortgage loans will be included in the Trust on the Closing Date and
                               (b) certain Mortgage Loans may be prepaid or otherwise deleted from the pool of Mortgage Loans delivered to the Trust on the Closing Date (the "Closing Date Pool"). The characteristics of the
                               Closing Date Pool may vary from the characteristics of the Sample Pool described herein, although any such difference is not expected to be material. See the attached collateral descriptions for additional information.

                               As of the Sample Pool Calculation Date, the aggregate principal balance of the Mortgage Loans was approximately $766,118,292.

Group I Mortgage Loans:        As of the Sample Pool Calculation Date, the aggregate principal balance of the Group I Mortgage
                               Loans was approximately $165,251,520. The Group I Mortgage Loans are conforming adjustable rate mortgage loans that either (i) adjust monthly, semi-annually or (ii) have a fixed rate period of one, two, three, five or seven years after origination and thereafter adjust monthly, semi-annually or annually based on the six-month LIBOR, one-year LIBOR or one-year CMT index.

Group II Mortgage Loans:       As of the Sample Pool Calculation Date, the aggregate principal balance of the Group II Mortgage
                               Loans was approximately $600,866,772. The Group II Mortgage Loans are adjustable rate mortgage loans that either (i) adjust monthly, semi-annually or (ii) have a fixed rate period of one, two, three, five or seven years after origination and thereafter adjust monthly, semi-annually or annually based on the six-month LIBOR, one-year LIBOR or one-year CMT index.

Pass-Through Rate:             The Pass-Through Rate for each class of Offered Certificates will be equal to the least of (a)
                               one-month LIBOR plus the margin for such Class, (b) the related Net Rate Cap, and (c) the Maximum
                               Rate.

Adjusted Net
Mortgage Rate:                 The "Adjusted Net Mortgage Rate" for each Mortgage Loan is equal to the gross mortgage rate of the Mortgage Loan less the sum of (a) the servicing fee rate, (b) the trustee fee rate, and (c)
                               the premium for lender paid mortgage insurance (if any).


-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Net Rate Cap:                  The "Net Rate Cap" is generally equal to the following:



                               ------------------ -------------------------------------------------------------------------------
                               1-A                The weighted average Adjusted Net Mortgage Rate of the Group I Mortgage Loans
                                                  (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the Net Swap Payment (multiplied by 360 divided by the actual number of days in the related accrual period) or Swap
                                                  Termination Payment (other than a Swap Termination Payment due to a Swap
                                                  Provider Trigger Event) owed by the trust and (b) a fraction, the numerator of which is the net interest funds for Loan Group I and the denominator of which is the net interest funds for Loan Group I and Loan Group II and the denominator of which is (y) the aggregate Stated Principal Balance of the
                                                  Group I Mortgage Loans.
                               ------------------ -------------------------------------------------------------------------------
                               2-A                The weighted average Adjusted Net Mortgage Rate of the Group II Mortgage Loans
                                                  (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) minus the percentage equivalent of a fraction, the numerator of which is (x) the product of (a) the Net Swap Payment (multiplied by 360 divided by the actual number of days in the related accrual period) or Swap
                                                  Termination Payment (other than a Swap Termination Payment due to a Swap
                                                  Provider Trigger Event) owed by the trust and (b) a fraction, the numerator of which is the net interest funds for Loan Group II and the denominator of which is the net interest funds for Loan Group I and Loan Group II and the denominator of which is (y) the aggregate Stated Principal Balance of the
                                                  Group II Mortgage Loans.
                               ------------------ -------------------------------------------------------------------------------
                               Subordinate        The weighted average of the Net Rate Cap for the Class 1-A Certificates and the
                                                  Net Rate Cap for the Class 2-A Certificates, weighted on the basis of the excess of the principal balance of the related Mortgage Loans over the principal balance of the Senior Certificates.
                               ------------------ --------------------------------------------------------------------------------

Net Rate Carryover:            For any Class of Senior Certificates or Subordinate Certificates and any Distribution Date, the
                               "Net Rate Carryover" will equal the sum of (a) the excess of (i) the amount of interest that would have accrued thereon if the applicable Pass-Through Rate had not been limited by the Net
                               Rate Cap over (ii) the amount of interest accrued based on the Net Rate Cap, and (b) the aggregate of any unpaid Net Rate Carryover from previous Distribution Dates together with accrued interest thereon at the related Pass-Through Rate (without giving effect to the Net Rate Cap).
                               Net Rate Carryover will be paid to the extent available from proceeds received on the Swap
                               Contract (if any) and Excess Cashflow remaining from both loan groups, as described under the heading "Certificates Priority of Distributions" below.


-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Credit Enhancement:            The Trust will include the following credit  enhancement  mechanisms,  each of which is intended to provide credit  support for some or all of the Offered  Certificates, as the case may be:

                                   1) Subordination
                                   2) Overcollateralization
                                   3) Excess Cashflow
                                   4) Swap Payments (if any)

                               --------------------------------------------------------------------------------------------------
                                                             Pre-Stepdown Subordination (after      Target Subordination at
                               Class        S&P/Moody's      initial OC target is reached) (1)             Stepdown (1)
                               --------------------------------------------------------------------------------------------------
                               1-A            AAA/Aaa                        8.75%                               17.50%
                               --------------------------------------------------------------------------------------------------
                               2-A            AAA/Aaa                        8.75%                               17.50%
                               --------------------------------------------------------------------------------------------------
                               M-1            AA+/Aa1                        5.90%                               11.80%
                               --------------------------------------------------------------------------------------------------
                               M-2             AA/Aa2                        4.45%                               8.90%
                               --------------------------------------------------------------------------------------------------
                               M-3             AA/Aa3                        3.60%                               7.20%
                               --------------------------------------------------------------------------------------------------
                               M-4             AA-/A1                        2.75%                               5.50%
                               --------------------------------------------------------------------------------------------------
                               M-5             A+/A2                         1.90%                               3.80%
                               --------------------------------------------------------------------------------------------------
                               M-6              A/A3                         1.25%                               2.50%
                               --------------------------------------------------------------------------------------------------
                               M-7           BBB+/Baa2                       0.35%                               0.70%
                               --------------------------------------------------------------------------------------------------

                              (1) Overcollateralization at closing is 0.35%. Does not include any credit for Excess Interest.



Subordination:                 The Subordinate Certificates will be subordinate to, and provide credit support for, the Senior
                               Certificates. Among the Subordinate Certificates, they will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6
                               and Class M-7 Certificates, with each subsequent class providing credit support for the prior class or classes, if any.

Overcollateralization:         On the Closing Date, the principal balance of the Mortgage Loans will exceed the certificate principal balance of the Certificates, resulting in Overcollateralization. Any realized losses on the Mortgage Loans will be covered first by Excess Cashflow and then by Overcollateralization. In the event that the Overcollateralization is so reduced, Excess Cashflow will be directed to pay principal on the Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until the Overcollateralization again reaches the
                               Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by realized losses.

Overcollateralization
Target:                        For any Distribution prior to the Stepdown Date, the Overcollateralization Target will be equal to 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the
                               "Initial Overcollateralization Target"). The Initial Overcollateralization Target will be met on the Closing Date.

                               On or after the Stepdown Date, the Overcollateralization Target will be equal to 0.70% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor (the "Overcollateralization Floor") equal to 0.35% of the aggregate principal balance
                               Mortgage Loans as of the Cut-off Date; provided, however, that if a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount will be equal to the
                               Overcollateralization Target Amount on the immediately preceding Distribution Date.

Excess Cashflow:               "Excess Cashflow" for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under Clauses 1), 2) and 3) of "Certificates
                               Priority of Distributions."

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Swap Contract:                 On the Closing Date, Countrywide will enter into and then assign to the Trust a Swap Contract with a notional amount as shown in an appendix hereto. Under the Swap Contract, the Trust will be obligated to pay an amount from collections on the Group I and Group II Mortgage Loans, equal to
                               [4.72]% per annum on the lesser of (a) notional amount as set forth in the Swap Contract to the swap provider (on a 30/360 basis) and (b) the aggregate certificate principal balance of the
                               Senior and Subordinate Certificates and the Trust will be entitled to receive an amount equal to one-month LIBOR on the lesser of (a) notional amount as set forth in the Swap Contract from the swap provider (on an actual/360 basis) and (b) the aggregate certificate principal balance of the
                               Senior and Subordinate Certificates, until the Swap Contract is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the "Net Swap Payment") on each
                               Distribution Date. Any Net Swap Payment due to the swap provider on any Distribution Date will generally be paid prior to Certificateholders. Generally, the Net Swap Payment will be deposited into a swap account (the "Swap Account") by the swap administrator pursuant to the Pooling and
                               Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap
                               Account will be distributed in accordance with the terms set forth in the Pooling and Servicing
                               Agreement. Upon early termination of the Swap Contract, the Trust or the swap provider may be obligated to make a termination payment (the "Swap Termination Payment ") to the other party
                               (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract and will be paid on the related
                               Distribution Date and on any subsequent Distribution Date until paid in full. In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.


Trigger Event:                 A "Trigger Event" will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such
                               Distribution Date.

Delinquency Trigger:           With respect to the Certificates, a "Delinquency Trigger" will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Offered Certificates:

                                Class                           Percentage
                                -----                           ----------
                                Class 1-A and Class 2-A         [TBD]
                                M-1                             [TBD]
                                M-2                             [TBD]
                                M-3                             [TBD]
                                M-4                             [TBD]
                                M-5                             [TBD]
                                M-6                             [TBD]
                                M-7                             [TBD]

Senior Enhancement
Percentage                     With respect to any Distribution Date, the "Senior Enhancement Percentage" is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate certificate principal balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate principal balance of the Mortgage Loans for the preceding Distribution Date.

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

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-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Cumulative Loss Trigger:       With respect to the Certificates, a "Cumulative Loss Trigger" will be in effect if the aggregate amount of Realized Losses on the Mortgage Loans since the Cut-off Date exceeds the applicable percentage of the Cut-off Date Principal Balance of the Mortgage Loans delivered on the Closing
                               Date, as set forth below:

                                Period (month)            Percentage
                                --------------            ----------
                                37 - 48                   [TBD]% with respect to January 2009, plus an additional
                                                          1/12th of [TBD]% for each month thereafter until December 2009
                                49 - 60                   [TBD]% with respect to January 2010, plus an additional
                                                          1/12th of [TBD]% for each month thereafter until December 2010
                                61 - 72                   [TBD]% with respect to January 2011, plus an additional
                                                          1/12th of [TBD]% for each month thereafter until December 2011
                                73 +                      [TBD]%

Stepdown Date:                 The earlier to occur of:


                               (i)  the Distribution Date on which the aggregate certificate principal balance of the Senior
                                    Certificates is reduced to zero; and
                               (ii) the later to occur of:
                                    a.  the Distribution Date in January 2009.
                                    b.  the first Distribution Date on which the aggregate certificate principal balance of the
                                        Senior Certificates is less than or equal to 82.50% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

Allocation of Losses:          Any realized losses on the Mortgage Loans not covered by Excess Interest or Overcollateralization will be allocated to each class of Subordinate Certificates in the following order: to the Class
                               M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, until the respective certificate principal balance of such Subordinate Certificate has been reduced to zero. In addition, if the aggregate certificate principal balance of the Subordinate Certificates is reduced to zero as a result of the allocation of realized losses, then (i) any additional realized losses on the Group I Mortgage Loans will be allocated, to the Class 1-A Certificates, until the certificate principal balance of such class has been reduced to zero and (ii) any additional realized losses on the Group II Mortgage Loans will be allocated, pro rata to each class of Class 2-A Certificates, based on the certificate principal balances thereof, in each case until the certificate principal balance of such class has been reduced to zero.


Certificates Priority
of Distributions:              Available funds from the Mortgage Loans will be distributed in the following order of priority:

                               1) From available funds from the Group I and Group II Mortgage Loans, pro rata, based on the interest funds related to such loan group for such Distribution Date, to the Swap Account, any
                                  Net Swap Payment and Swap Termination for such Distribution Date (other then any Swap Termination
                                  Payment resolution from a swap provider trigger event) owed to the Swap Provider;



                               2) Interest funds, sequentially as follows: (i) current and unpaid interest concurrently, (a)
                                  from interest funds related to the Group I Mortgage Loans, to the Class 1-A Certificates and (b)
                                  from interest funds related to the Group II Mortgage Loans, pro rata, based on their entitlements to the Class 2-A Certificates, then (ii) from interest funds related to all of the Mortgage
                                  Loans, current interest sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class
                                  M-5, Class M-6 Class M-7 Certificates.


                               3) Principal funds, sequentially as follows: (i) concurrently, (a) from principal funds related to the Group I Mortgage Loans to the Class 1-A Certificates as described under "Principal
                                  Paydown" below and (b) from principal funds related to the Group II Mortgage Loans to the Class
                                  2-A Certificates as described under "Principal Paydown" and "Class 2-A Principal Distribution"
                                  below then (ii) from principal funds related to all of the Mortgage Loans sequentially, to the
                                  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 Class M-7 Certificates, as
                                  described under "Principal Paydown" below;

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

                               4) Any Excess Cashflow, to the Senior Certificates and/or Subordinate Certificates (as applicable)
                                  to restore or maintain Overcollateralization as described under "Overcollateralization Target" and
                                  "Principal Paydown," respectively;
                               5) Any remaining Excess Cashflow to pay any unpaid realized loss amounts, pro rata, to the Senior
                                  Certificates, pro rata, based on the amount of any unpaid realized loss amounts allocated thereto,
                               6) Any remaining Excess Cashflow to pay any unpaid interest and then to pay any unpaid realized loss amounts sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6
                                  and Class M-7 Certificates;
                               7) Any remaining Excess Cashflow to pay Net Rate Carryover and;
                               8) Any remaining Excess Cashflow to the Class C Certificates.


                               Proceeds from Excess Cashflow available to cover Net Rate Carryover shall generally be distributed to the applicable Offered Certificates on a pro rata basis, first based on the certificate principal balances thereof and second based on any remaining unpaid Net Rate Carryover.


Principal Paydown:             Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds from each Loan Group will be paid to the related Senior Certificates, provided, however, that if the Senior Certificates have been retired, such amounts will be applied sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
                               Certificates. If, prior to the Stepdown Date or in a period when a Trigger Event is in effect, all
                               Classes of Senior Certificates related to one Loan Group are retired prior to the Senior
                               Certificates related to the other Loan Group, 100% the principal collections on the related
                               Mortgage Loans will be paid to the remaining Senior Certificates until they are retired (as described in the Prospectus Supplement).

                               On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, all of the Offered Certificates will be entitled to receive payments of principal in the following order of priority: (i) first, to the Senior Certificates, concurrently,
                               (a) from principal funds related to the Group I Mortgage Loans to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero, and (b) from principal funds related to the Group II Mortgage Loans to the Class 2-A Certificates as described under "Class 2-A
                               Principal Distribution" below, such that the Senior Certificates in the aggregate will have 17.50%
                               subordination and (ii) second, sequentially, from principal funds related to both Loan Groups: (a)
                               to the Class M-1 Certificates such that the Class M-1 Certificates will have 11.80% subordination,
                               (b) to the Class M-2 Certificates such that the Class M-2 Certificates will have 8.90%
                               subordination, (c) to the Class M-3 Certificates such that the Class M-3 Certificates will have
                               7.20% subordination, (d) to the Class M-4 Certificates such that the Class M-4 Certificates will have 5.50% subordination, (e) to the Class M-5 Certificates such that the Class M-5 Certificates will have 3.80% subordination, (f) to the Class M-6 Certificates such that the Class M-6
                               Certificates will have 2.50% subordination, and (g) to the Class M-7 Certificates such that the
                               Class M-7 Certificates will have 0.70% subordination in each case subject to the
                               Overcollateralization Floor.

                               Provided, however, that if the aggregate certificate principal balance of the Subordinate
                               Certificates is reduced to zero, principal will be paid from each Loan Group to the Senior
                               Certificates as more fully described in the Prospectus Supplement.

Class 2-A Principal            Distribution: Principal distributed to the Class 2-A Certificates will be distributed sequentially to the Class 2-A-1 Class 2-A-2 and Class 2-A-3 Certificates, until the respective certificate principal balances thereof are reduced to zero.




-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Swap Account:                  Funds deposited into the Swap Account on a Distribution Date will include:

                                  (i)  the Net Swap Payment owed to the swap provider for such Distribution Date,
                                  (ii) any Net Swap Payment received from the swap provider for such Distribution Date,

                               On each Distribution Date, following the distribution of any Excess Cashflow, payments will generally be distributed from the Swap Account as follows:

                                  (i) to the swap provider, any Net Swap Payment owed to the swap provider pursuant to the Swap
                                  Agreement for such Distribution Date;
                                  (ii) to the swap provider, any Swap Termination Payment owed to the swap provider not due to a swap provider trigger event pursuant to the Swap Agreement;
                                  (iii) to the Senior Certificates, any unpaid interest, pro rata;
                                  (iv) to the Subordinate Certificates, sequentially in the order of their payment priority, any unpaid interest;
                                  (v) to the Senior Certificates and the Subordinate Certificates (as described above under
                                  "Certificates Priority of Distributions") any amount necessary to restore or maintain O/C;
                                  (vi) an amount equal to any remaining unpaid Net Rate Carryover with respect to the Senior
                                  Certificates and Subordinate Certificates, pro rata, based on the remaining unpaid Net Rate
                                  Carryover for each such certificates;
                                  (vii) to the Senior Certificates, pro rata, any remaining unpaid realized loss amounts; and
                                  (viii) to the Subordinate Certificates, sequentially, any remaining unpaid realized loss amounts;
                                  and
                                  (ix) to the swap provider, any Swap Termination Payment owed to the Swap Provider specifically due to a Swap Provider trigger event pursuant to the Swap Agreement.



    [Discount Margin Tables, Swap Contract Schedule, Available Funds Schedules and Collateral Tables to Follow]

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------
                                   CONTACTS
------------------------------------------------------------------------------
Countrywide Securities Corporation

Trading
-------

Gary Johnson                                  Tel: (818) 225-3188
                                              gary_johnson@countrywide.com
Peter Harrison                                Tel: (818) 225-4544
                                              peter_harrison@countrywide.com
Jeff Traister                                 Tel: (818) 225-4712
                                              jeffrey_traister@countrywide.com
Arielle Jacobs                                Tel: (818) 225-6396
                                              arielle_jacobs@countrywide.com
Banking Group
-------------

Brandon Watts                                 Tel:  (818) 225-4588
                                              brandon_watts@countrywide.com
Josh Smith                                    Tel:  (818) 225-3292
                                              joshua_n_smith@countrywide.com
Matthew Tomiak                                Tel: (818) 225-4918
                                              matthew_tomiak@countrywide.com

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

                           Discount Margin (bps) (1)

Class 1-A (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               25
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   25         25         25         25         25
===============================================================================
 WAL (yr)                     21.07       3.05       2.35       1.86       1.33
 MDUR (yr)                    12.99       2.70       2.13       1.72       1.26
 First Prin Pay                 1          1          1          1          1
 Last Prin Pay                 345         99         77         62         46
-------------------------------------------------------------------------------

Class 1-A (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               25
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   25         26         27         27         27
===============================================================================
 WAL (yr)                     21.11       3.34       2.58       2.04       1.48
 MDUR (yr)                    13.01       2.88       2.29       1.85       1.37
 First Prin Pay                 1          1          1          1          1
 Last Prin Pay                 357        231        184        149        113
------------------------------------------------------------------------------

Class 2-A-1 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               10
-------------------------------------------------------------------------------
 Percent of Pricing             0%        80%        100%       120%       150%
 Prepayment Speed

===============================================================================
  DM @ 100-00                   10         10         10         10         10
===============================================================================

 WAL (yr)                     17.04       1.29       1.00       0.81       0.61
 MDUR (yr)                    11.54       1.23       0.96       0.78       0.60
 First Prin Pay                 1          1          1          1          1
 Last Prin Pay                 292         35         27         22         17
-------------------------------------------------------------------------------

Class 2-A-1 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               10
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   10         10         10         10         10
===============================================================================
 WAL (yr)                     17.04       1.29       1.00       0.81       0.61
 MDUR (yr)                    11.54       1.23       0.96       0.78       0.60
 First Prin Pay                 1          1          1          1          1
 Last Prin Pay                 292         35         27         22         17
-------------------------------------------------------------------------------


(1) See definition of Pricing Prepayment Speed above.


                           Discount Margin (bps) (1)


-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------
Class 2-A-2 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               24
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   24         24         24         24         24
===============================================================================
WAL (yr)                      25.84       4.01       3.00       2.30       1.73
MDUR (yr)                     15.04       3.63       2.78       2.16       1.65
First Prin Pay                 292         35         27         22         17
Last Prin Pay                  326         63         49         34         26
-------------------------------------------------------------------------------

Class 2-A-2 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               24
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   24         24         24         24         24
===============================================================================
WAL (yr)                      25.84       4.01       3.00       2.30       1.73
MDUR (yr)                     15.04       3.63       2.78       2.16       1.65
First Prin Pay                 292         35         27         22         17
Last Prin Pay                  326         63         49         34         26
-------------------------------------------------------------------------------


Class 2-A-3 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               34
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   34         34         34         34         34
===============================================================================
WAL (yr)                      28.31       7.26       5.64       4.49       3.06
MDUR (yr)                     15.57       6.09       4.91       4.01       2.82
First Prin Pay                 326         63         49         34         26
Last Prin Pay                  345         99         77         62         46
-------------------------------------------------------------------------------

Class 2-A-3 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               34
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   34         38         38         39         39
===============================================================================
WAL (yr)                      28.53       8.60       6.71       5.35       3.73
MDUR (yr)                     15.62       6.90       5.62       4.63       3.34
First Prin Pay                 326         63         49         34         26
Last Prin Pay                  357        231        184        149        113
-------------------------------------------------------------------------------


(1) See definition of Pricing Prepayment Speed above.



-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

                           Discount Margin (bps) (1)

Class M-1 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               49
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   49         49         49         49         49
===============================================================================
WAL (yr)                      26.74       5.43       4.44       3.94       3.75
MDUR (yr)                     14.87       4.67       3.93       3.55       3.40
First Prin Pay                 280         37         39         40         43
Last Prin Pay                  345         99         77         62         46
-------------------------------------------------------------------------------

Class M-1 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               49
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   49         51         51         51         50
===============================================================================
WAL (yr)                      26.84       5.95       4.85       4.27       4.03
MDUR (yr)                     14.89       4.99       4.21       3.79       3.62
First Prin Pay                 280         37         39         40         43
Last Prin Pay                  355        165        129        104         78
-------------------------------------------------------------------------------


Class M-2 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               52
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   52         52         52         52         52
===============================================================================
WAL (yr)                      26.74       5.42       4.41       3.87       3.55
MDUR (yr)                     14.82       4.66       3.90       3.49       3.24
First Prin Pay                 280         37         38         39         41
Last Prin Pay                  345         99         77         62         46
-------------------------------------------------------------------------------

Class M-2 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               52
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   52         53         54         53         53
===============================================================================
 WAL (yr)                     26.83       5.88       4.77       4.16       3.78
 MDUR (yr)                    14.84       4.94       4.15       3.70       3.42
 First Prin Pay                280         37         38         39         41
 Last Prin Pay                 354        149        116         94         71
--------------------------------------------------------------------------------

(1) See definition of Pricing Prepayment Speed above.



-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

                           Discount Margin (bps) (1)

Class M-3 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               57
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   57         57         57         57         57
===============================================================================
WAL (yr)                      26.74       5.42       4.40       3.85       3.47
MDUR (yr)                     14.74       4.65       3.89       3.46       3.16
First Prin Pay                 280         37         38         38         40
Last Prin Pay                  345         99         77         62         46
-------------------------------------------------------------------------------

Class M-3 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               57
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   57         58         58         58         58
===============================================================================
WAL (yr)                     26.83       5.81       4.71       4.09       3.66
MDUR (yr)                    14.76       4.90       4.11       3.65       3.32
First Prin Pay                280         37         38         38         40
Last Prin Pay                 353        137        107         86         65
-------------------------------------------------------------------------------


Class M-4 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               70
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   70         70         70         70         70
===============================================================================
WAL (yr)                      26.74       5.42       4.39       3.80       3.41
MDUR (yr)                     14.53       4.63       3.87       3.42       3.10
First Prin Pay                 280         37         37         38         39
Last Prin Pay                  345         99         77         62         46
-------------------------------------------------------------------------------

Class M-4 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               70
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   70         71         71         71         71
===============================================================================
WAL (yr)                      26.81       5.73       4.63       4.00       3.57
MDUR (yr)                     14.54       4.83       4.04       3.56       3.23
First Prin Pay                 280         37         37         38         39
Last Prin Pay                  351        129        101         81         61
-------------------------------------------------------------------------------

(1) See definition of Pricing Prepayment Speed above.

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

                           Discount Margin (bps) (1)

Class M-5 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               75
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   75         75         75         75         75
===============================================================================
WAL (yr)                     26.74       5.42       4.37       3.80       3.36
MDUR (yr)                    14.45       4.62       3.85       3.42       3.06
First Prin Pay                280         37         37         37         38
Last Prin Pay                 345         99         77         62         46
-------------------------------------------------------------------------------

Class M-5 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               75
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   75         76         76         76         76
===============================================================================
WAL (yr)                     26.78       5.59       4.50       3.91       3.45
MDUR (yr)                    14.46       4.73       3.94       3.49       3.13
First Prin Pay                280         37         37         37         38
Last Prin Pay                 350        118         92         74         56
-------------------------------------------------------------------------------


Class M-6 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)               85
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   85         85         85         85         85
===============================================================================
WAL (yr)                     26.71       5.33       4.30       3.70       3.28
MDUR (yr)                    14.28       4.55       3.78       3.32       2.99
First Prin Pay                280         37         37         37         38
Last Prin Pay                 345         99         77         62         46
-------------------------------------------------------------------------------

Class M-6 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)               85
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                   85         85         85         85         85
===============================================================================
WAL (yr)                     26.71       5.33       4.30       3.71       3.29
MDUR (yr)                    14.28       4.55       3.79       3.33       3.00
First Prin Pay                280         37         37         37         38
Last Prin Pay                 346        102         80         64         48
-------------------------------------------------------------------------------


(1) See definition of Pricing Prepayment Speed above.


                           Discount Margin (bps) (1)

-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

Class M-7 (To Call)
-------------------------------------------------------------------------------
     Margin (bps)              250
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                  250        250        250        250        250
===============================================================================
WAL (yr)                      25.99       4.40       3.63       3.26       3.08
MDUR (yr)                     11.91       3.70       3.15       2.87       2.74
First Prin Pay                 280         37         37         37         37
Last Prin Pay                  340         85         66         53         40
-------------------------------------------------------------------------------

Class M-7 (To Maturity)
-------------------------------------------------------------------------------
     Margin (bps)              250
-------------------------------------------------------------------------------
Percent of Pricing              0%        80%        100%       120%       150%
Prepayment Speed

===============================================================================
  DM @ 100-00                  250        250        250        250        250
===============================================================================
WAL (yr)                     25.99       4.40       3.63       3.26       3.08
MDUR (yr)                    11.91       3.70       3.15       2.87       2.74
First Prin Pay                280         37         37         37         37
Last Prin Pay                 340         85         66         53         40
-------------------------------------------------------------------------------



(1) See definition of Pricing Prepayment Speed above



-------------------------------------------------------------------------------
THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[LOGO OMITTED] Countrywide(R)                       Preliminary Term Sheet  for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------

              -------------------------------------------------------------

                         Swap Schedule and Strike Rate
              -------------------------------------------------------------

                    Period        Notional Schedule ($)    Strike (%)
              -------------------------------------------------------------
                       1              572,577,658.58          4.72%
                       2              566,316,451.32          4.72%
                       3              559,267,261.05          4.72%
                       4              551,429,087.61          4.72%
                       5              542,833,378.36          4.72%
                       6              533,500,583.19          4.72%
                       7              523,454,635.47          4.72%
                       8              513,034,363.08          4.72%
                       9              501,959,188.63          4.72%
                      10              490,226,985.29          4.72%
                      11              477,875,626.91          4.72%
                      12              464,946,030.43          4.72%
                      13              451,481,956.00          4.72%
                      14              437,652,815.75          4.72%
                      15              423,437,916.31          4.72%
                      16              408,907,962.49          4.72%
                      17              394,110,166.30          4.72%
                      18              379,093,155.90          4.72%
                      19              363,902,948.94          4.72%
                      20              348,593,919.96          4.72%
                      21              333,988,920.86          4.72%
                      22              320,056,693.17          4.72%
                      23              306,200,009.93          4.72%
                      24              292,969,736.98          4.72%
                      25              280,341,204.45          4.72%
                      26              268,443,381.15          4.72%
                      27              257,091,807.30          4.72%
                      28              246,262,624.62          4.72%
                      29              235,773,275.37          4.72%
                      30              225,766,338.76          4.72%
                      31              216,220,796.11          4.72%
                      32              207,116,557.98          4.72%
                      33              198,434,423.47          4.72%
                      34              190,154,347.03          4.72%
                      35              182,102,159.11          4.72%
                      36              174,423,958.95          4.72%
              -------------------------------------------------------------



Recipients must read the information contained in the attached statement on page 2. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Countrywide Securities account representative for another copy. The collateral and other information set forth in the Computational Materials supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.

[LOGO OMITTED] Countrywide(R)                      Computational Materials for
-----------------------------                             Countrywide Mortgage
SECURITIES CORPORATION                              Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2005-AR1
------------------------------------------------------------------------------


   ------------------------------------------------------------------
                   Available Funds Rate Schedule (1)
                   ---------------------------------

                             Available               Available
        Period             Funds Rate (%)          Funds Rate (%)
     ------------          --------------          --------------
                               (2)                      (3)
           1                  6.34                      6.34
           2                  5.64                     13.29
           3                  5.79                     13.57
           4                  5.67                     13.68
           5                  5.92                     14.04
           6                  5.97                     14.19
           7                  6.04                     14.35
           8                  5.94                     14.33
           9                  5.92                     14.39
          10                  6.00                     14.53
          11                  5.95                     14.52
          12                  6.01                     14.60
          13                  5.93                     14.52
          14                  5.91                     14.49
          15                  6.10                     14.67
          16                  5.89                     14.41
          17                  5.96                     14.44
          18                  5.90                     14.32
          19                  6.03                     14.41
          20                  6.01                     14.29
          21                  6.17                     14.35
          22                  8.33                     16.48
          23                  8.24                     16.28
          24                  8.40                     16.35
          25                  8.26                     16.15
          26                  8.27                     16.08
          27                  8.62                     16.41
          28                  8.80                     16.66
          29                  9.00                     16.81
          30                  8.83                     16.53
          31                  9.03                     16.70
          32                  8.86                     16.45
          33                  8.89                     16.44
          34                  9.33                     17.52
          35                  9.16                     17.24
          36                  9.36                     17.41
          37                  8.99                     10.44
          38                  8.99                     10.46
          39                  9.97                     11.65
          40                  9.11                     11.29
          41                  9.42                     11.70
          42                  9.12                     11.33
          43                  9.43                     11.71
          44                  9.13                     11.34
          45                  9.13                     11.35
          46                  9.45                     11.91
          47                  9.15                     11.54
          48                  9.46                     11.93
   ------------------------------------------------------------------


   ------------------------------------------------------------------
                             Available               Available
        Period             Funds Rate (%)          Funds Rate (%)
     ------------          --------------          --------------
                               (2)                      (3)

          49                  9.16                     11.55
          50                  9.17                     11.56
          51                 10.16                     12.81
          52                  9.23                     11.65
          53                  9.54                     12.05
          54                  9.24                     11.67
          55                  9.55                     12.07
          56                  9.25                     11.68
          57                  9.27                     11.71
          58                  9.61                     12.16
          59                  9.31                     11.78
          60                  9.63                     12.18
          61                  9.32                     11.79
          62                  9.33                     11.80
          63                 10.34                     13.08
          64                  9.37                     11.82
          65                  9.69                     12.23
          66                  9.39                     11.84
          67                  9.71                     12.25
          68                  9.40                     11.86
          69                  9.41                     11.88
          70                  9.73                     12.29
          71                  9.43                     11.91
          72                  9.75                     12.31
          73                  9.45                     11.93
          74                  9.45                     11.94
          75                 10.12                     12.78
          76                  9.51                     11.97
          77                  9.84                     12.39



   ------------------------------------------------------------------

(1) Subject to those limitations set forth under "Pass-Through Rate" of the attached Computational Materials.

(2) Based on the 1-Month LIBOR, 6-Month LIBOR, One-Year LIBOR and One-Year CMT forward curves and assumes that all are run at the Pricing Prepayment Speed to call and includes all projected cash proceeds if any from the Swap.

(3) Assumes that 1-Month, 6-Month LIBOR,One-Year LIBOR and One-Year CMT increase by 1000 basis points at the beginning of the 2nd period, the collateral is run at the Pricing Prepayment Speed and includes all projected cash proceeds (if any) from the related Swap.
------------------------------------------------------------------------------

Recipients must read the information contained in the attached statement on page 2. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Countrywide Securities account representative for another copy. The collateral and other information set forth in the Computational Materials supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.